Exhibit 10.15

EIGHTH AMENDMENT TO LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY, AS LANDLORD
AND
ACTIVE POWER, INC., AS TENANT

To be attached to and form a part of Lease made the 12th day of March 1996 (which together with any amendments, modifications and extensions thereof, is hereinafter called the Lease), between Landlord and Tenant.

THIS EIGHTH AMENDMENT TO LEASE AGREEMENT (this "Eighth Amendment) made and entered into as of the 22 day of May, 2001 by and between METROPOLITAN LIFE INSURANCE COMPANY ("Landlord  ")and ACTIVE POWER, INC.,  ("Tenant").

WITNESSETH:

Landlord and Tenant entered into that certain Lease Agreement dated March 12, 1996 (the "Lease" for space in Stonehollow 1), amended by the First Amendment dated June 24, 1996 increasing the square footage to 8,100 square feet in Stonehollow 1, Suite 135, amended by the Second Amendment  dated September 4, 1996 notifying Landlord of a name change from "Magnetic Bearing Technologies "to"Active Power, Inc." amended by the Third Amendment dated October 10, 1997 expanding into STONEHOLLOW 2 for approximately an additional15,080 square feet of space located at 11525 Stonehollow Drive, Suite 255, Austin, Texas for a total of 23,180 square feet of space, amended by the Fourth Amendment dated August 20, 1999 extending the term in Stonehollow 2, Suite 255 for an additional twelve months, amended by the Fifth Amendment dated February 9, 2000 extending the lease term for Suite 135 and Suite 255 to expire on March 31, 2003 and expansion into Suites 120, 110 and 130 to expire March 31, 2003, amended by the Sixth Amendment dated September 22, 2000 where Tenant expanded into Suite 155 and amended by the Seventh Amendment (awaiting execution) where the commencement date for Suite 155 is confirmed as December 15,2000.

Landlord and Tenant now desire to further amend the Lease Agreement and Amendments in certain respects as more fully hereinafter set forth. Landlord and Tenant agree as follows:

1.
As referenced in the Fifth Amendment (copy attached as Exhibit "B"), Section 7, Tenant has advised Landlord that Tenant shall expand into an additional4,050 square feet of space located at 11525 Stonehollow Drive (Stonehollow 1) Suite 130 as outlined on the attached Exhibit "A" as "expansion space #2".

2.
As referenced in the Fifth Amendment, Section 8, the Commencement Date for Suite 130 was contingent upon the existing tenant, Video Associates vacating premises. Video Associates shall vacate at the end of their lease term which is July 31, 2001. Active Power's Commencement Date for Suite 130 shall be August 6, 2001 and the Expiration Date shall be March 31,2003.

3.	As referenced in the Fifth Amendment, Section 9, Tenant accepts Suite 130 in its current "as is" "where is" condition.

4.	As referenced in the Fifth Amendment, Section 10, the Monthly Base Rental for Suite 130 shall be $.85 per square foot ($3,442.50 per month).

5.	Tenant agrees to pay to Landlord an Additional Security Deposit in the amount of $4,100.00.

6.	Except as specifically amended hereby, the Lease shall remain unaffected hereby and in full force and effect as originally written.

Signature on the next page

DATED AS OF THE 7th DAY OF May, 2001.

WITNESS:	LANDLORD:

Metropolitan Life Insurance Company, a New York Corporation; on behalf of a commingled separate account

BY: SSR Realty Advisors, Inc., a Delaware corporation, as Investment Advisor to Metropolitan Life Insurance Company

By:
Name:
Title:
Address:

Telephone:
Fax:

DATED AS OF THE DAY OF ___________, 2011.

WITNESS:	TENANT:

ACTIVE POWER, INC.

Title:
Address:

Telephone:
Fax:

Exhibit "A"

Stonehollow 1

Address:	11525 Stonehollow Drive, Suite 130 (expansion space #2) Austin, Texas 78758

Legal Description:
Lot 1-A, Block A, Stonehollow Section 4-A Resubdivision of Lots 2 and 3 Stonehollow Section Four, a subdivision in Travis County, Texas according to the map or plat of record in Volume 98, Pages 36-37 in the Plat Records of Travis County, Texas

EXHIBIT "B"

FIFTH AMENDMENT TO LEASE AGREEMENT BETWEEN
METROPOLITAN LIFE INSURANCE COMPANY, AS LANDLORD
AND
ACTIVE POWER, INC., AS TENANT

To be attached to and form a part of Lease made the 12th day of March 1996 (which together with any amendments, modifications and extensions thereof, is hereinafter called the Lease), between Landlord and Tenant.

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this "Fifth Amendment) made and entered into as 2000 by and between  METROPOLITAN LIFE INSURANCE COMPANY ("Landlord") and ACTIVE POWER, INC., ("Tenant").

WITNESSETH:

Landlord and Tenant entered into that certain Lease Agreement dated March 12, 1996 (the "Lease" for space in Stonehollow I), amended by the First Amendment dated June 24, 1996 increasing the square footage to 8,100 square feet in Stonehollow 1, Suite 135, amended by the Second Amendment dated September 4, 1996 notifying Landlord of a name change from "Magnetic Bearing Technologies" to "Active Power, Inc." amended by the Third Amendment dated October 10, 1997 expanding into STONEHOLLOW 2 for approximately an additional 15,080 square feet of space located at 11525 Stonehollow Drive, Suite 255, Austin, Texas for a total of 23,180 square feet of space and finally amended by the Fourth Amendment dated August 20, 1999 extending the term in Stonehollow 2, Suite 255 for an additional twelve months.

Landlord and Tenant now desire to further amend the Lease Agreement and Amendments in certain respects as more fully hereinafter set forth. Landlord and Tenant agree as follows:

I.
Landlord and Tenant agree to extend the term of the 8,100 square foot space (Stonehollow 1, Suite 135) for an additional twenty-two(22) months. Current expiration date for Suite 135 is May 31, 2001; therefore the new expiration date shall be March 31, 2003.

2.
Landlord and Tenant agree to extend the term of the 15,080 square foot space (Stonehollow 2, Suite 255) for an additional twenty-nine (29) months. Current expiration date for Suite 255 is October 31, 2000; therefore the new expiration shall be March 31, 2003.

3.
Landlord and Tenant agree that Tenant shall expand into an additional 7,466 square feet of space located at 11525 Stonehollow Drive (Stonehollow 1) Suite 120 and an additional4,200 square feet of space located at 11525 Stonehollow Drive (Stonehollow 1) Suite 110 as outlined on the attached Exhibit "A" as "expansion space #1".

4.
Landlord is leasing the "expansion space #1" (Suites 120 & 110) to Tenant "as is" "where is" without representation or warranty, without any obligation to alter, remodel, improve, repair or decorate any part of the "expansion space #1" (Suites 120 & 110). Any provisions in the Lease conflicting herewith shall be amended accordingly. Landlord agrees to deliver the "expansion space #1" (Suites 120 & 110) to Tenant in broom-clean condition. With respect to the "expansion space #1" (Suites 120 & 110), Landlord agrees that all plumbing, electrical and HVAC systems shall be in good working order as of the Commencement Date and agrees to provide a limited warranty of thirty (30) days from rent commencement with respect thereto. Tenant must notify Landlord in writing of any warranty item within such thirty (30) day period or such warranty shall be deemed null and void. Landlord shall provide an allowance of $50,864.00 for tenant improvements.

5.	Landlord agrees to allow Tenant access to the "expansion space #1" (Suites 120 & 110) for forty-two (42) days for construction of tenant improvements and cabling free of charge.

6.
Commencement Date for the "expansion space #1" (Suites 120 & 110) shall be seven (7) days after Landlord's written notice. Commencement is currently estimated to be January 30, 2000. Rent shall commence for the "expansion space #1" (Suites 120 &  110) after the construction period outlined in Paragraph 5.

7.
Landlord and Tenant agree that Tenant may expand into an additional4,050 square feet of space located at. 11525 Stonehollow Drive (Stonehollow 1) Suite 130 as outlined on the attached Exhibit "A" as "expansion space #2" provided that Tenant gives Landlord written notice of its intention to expand into expansion space #2 by April, 2001.

8.
Commencement Date for "expansion space #2" (Suite 130) shall depend upon vacation of the existing tenant, Video Associates Laboratories, Inc. Estimated vacation date of Video Associates Laboratories, Inc. is July 31,2001. "Expansion Space #2" shall be coterminous with the other suites expiring March 31,2003. In the